SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                  April 9, 2004
                Date of Report (date of earliest event reported)



                         AMERICAN LEISURE HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Nevada                    333-48312                 75-2877111
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(State or other jurisdiction    (Commission File No.)         I.R.S. Employer
       of incorporation)                                   (Identification No.)


     Park 80 Plaza East, Saddlebrook, New Jersey                   07663
     ----------------------------------------------              ----------
      (Address of principal executive offices)                   (Zip Code)


                                 (201 843 0820)
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              (Registrant's telephone number, including area code)

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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

                         AMERICAN LEISURE HOLDINGS, INC.

    BRIEF SUMMARY OF CERTIFICATE OF DESIGNATION OF SERIES E AND DETERMINATION OF RIGHTS AND PREFERENCES OF SERIES E PREFERRED STOCK OF AMERICAN LEISURE
                                 HOLDINGS, INC.

AMLH has designated 50,000 shares of Series E Convertible Preferred Stock, par value $0.001 per share.

Ranking. The Series E Preferred Stock ranks senior to the Common Stock as to dividends and liquidation preference but junior to Series A through D.

Dividends. Dividends on each share of the Series E Preferred Stock will be earned at an annual rate of 4% of the liquidation preference per share. Dividends shall be payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Company junior in priority to the Series E Preferred Stock (such Common Stock and other inferior stock being collectively referred to as "Junior Stock"). Any unpaid dividends accrue without interest and are cumulative.

Liquidation Preference. Upon liquidation, dissolution or winding up of AMLH, before payment of any amount due to any Junior Stock, each share of Series E Preferred Stock will be entitled to be paid out of assets available for distribution at the rate of $100 per share plus all accrued and unpaid dividends, calculated through the date of liquidation.

Voting Rights. Each holder of outstanding shares of Series E Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E Preferred Stock held by such holder are convertible (as adjusted from time to time) at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. Except as provided by law, or by the provisions of Subsection 3(b) of the Certificate of Designation of Series E, or by the provisions establishing any other series of Preferred Stock, holders of Series E Preferred Stock (as shall other other series of preferred stock) shall vote together with the holders of Common Stock as a single class.

Redemption. AMLH has the right to redeem all or part of the outstanding Series E Preferred Stock at any time after five years from the date of issue. The redemption price per share will be $100 per share plus all accrued and unpaid dividends, calculated through the date of redemption.

Conversion. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into a maximum of six point six, six, six (6.666) fully paid and non-assessable shares of Common Stock (the "Conversion Rate") at a minimum of $15 per share of common stock. In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series E Preferred Stock. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the quotient of the Liquidation Value divided by the Conversion Rate.


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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements

     None

(b)  Pro Forma Financial Information

     None

(c)      Exhibits

         Certificate of Designation of Series E and determination of rights and preferences of Series E Preferred Stock of American Leisure Holdings, Inc.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 9, 2004

AMERICAN LEISURE HOLDINGS, INC.


/s/ L. William Chiles
----------------------------
    L. William Chiles
    Chief Executive Officer


/s/ Malcolm J. Wright
-------------------------
    Malcolm J. Wright
    Chief Financial Officer



                                  EXHIBIT INDEX

      EXHIBIT NUMBER    1                            EXHIBIT
      --------------                                 -------

Certificate of Designation of Series E and determination of rights and preferences of Series E Preferred Stock of American Leisure Holdings, Inc.


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